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                        O'SULLIVAN GRAEV & KARABELL, LLP
                              30 Rockefeller Plaza
                               New York, NY 10112


                                                          July 28, 1999


InterWorld Corporation
395 Hudson Street, 6th Floor
New York, New York 10014


                             InterWorld Corporation
                3,450,000 Shares of Common Stock, $.01 Par Value

Dear Sirs:

                  We have acted as counsel for InterWorld Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement of the Company on Form S-1 (File No. 333-79879) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 3,450,000 shares (the "Shares") of Common Stock, $.01 par value (the "Common Stock") (including 450,000 shares reserved for issuance pursuant to the underwriter's over-allotment option) of the Company. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement. You have requested that we furnish our opinion as to the matters hereinafter set forth.

                  In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of rendering the opinions set forth below. As to certain questions of fact material to the opinions contained herein, we have relied upon certificates or statements of officers of the Company and certificates of public officials. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion as follows:

                  1. The Company is a validly existing corporation under the laws of the State of Delaware.




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InterWorld Corporation
July 28, 1999
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                  2.  The Shares have been duly authorized and, when issued and delivered against payment therefor as contemplated by the Registration Statement and the Underwriting Agreement to be entered into among the Company and Invemed Associates LLC, as underwriter, will be validly issued, fully paid and nonassessable.

                  We are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.

                  We hereby consent to the reference to our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to said Registration Statement.

                                                    Very truly yours,
                                           /s/ O'Sullivan Graev & Karabell, LLP